Exhibit 99.1

FOR IMMEDIATE RELEASE:

Kaylee Duff appointed new COO of Global Vision Holdings Inc.

Global Visions Holdings Inc. sees a new positive shift in management with the promotion of Kaylee Duff as the company’s new Chief Operating Officer.

IRVINE, CA – February 20, 2015 - Global Vision Holdings Inc. (OTCQB: GVHIB) announced today that Kaylee Duff, former Senior Vice President of Marketing and Operations at Fleet Advertising Media, joined the company as its new Chief Operating Officer.

Duff was involved in the start up of FAM and aided in the company’s rapid growth in sales, including securing premier corporate contracts such as North America BMW, Mini Cooper, and Jersey Mike’s all within the company’s first year. She holds a degree from the California State University of Fullerton in Communications and Advertising where she focused largely on consumer research, media planning and buying, and management. In addition to Duff’s Advertising Industry background, Duff has worked extensively with the globally recognized organization Caterina’s Club in Anaheim, California. During her time with Caterina’s Club, Duff was instrumental in the foundation’s operational development and revenue growth of 200% in 2014. Additionally, Duff has had extensive experience within the Food and Beverage industry.

As the COO of the parent company, Duff will oversee Global Visions Holdings Inc.’s subsidiary companies Mamma’s Best, Grocers Direct, and The Place Media. Global Visions Holdings Inc. is confident that with Duff’s experience and network; she will grow product sales beyond the West Coast expanding into the Mid West and Eastern territories.

Mama’s Best is beginning to receive nationwide recognition from trending food blogs, Instagram ambassadors, and YouTube gurus alike. More importantly, the demand of these uniquely flavored jams and sauces have scored a large presence in the industry’s leading health stores such as Sprouts, Whole Foods, and Mother’s markets. Chief Executive Officer Glen Carnes states, “With Kaylee’s past industry experiences, she brings an array of great connections with associations and organizations that will increase sales as well as company presence and recognition.”

Places Magazine remains the largest travel magazine being distributed in-room hotels within Southern California; on a monthly basis, it reaches roughly 1.5 million readers. Duff has great ambitions of increasing these numbers even higher by revolutionizing the current website and increasing social media presence. Duff’s youth, engagement, and contacts keep her at the forefront of the industries technological advancements.

Duff’s vision is aligned with Global Vision Holdings Inc.’s central goals of expanding and diversifying profits. Chairman and CEO Carnes states, “We are excited to have such a strong member to join and lead our team.”.

Global Vision Holdings Inc. trusts that with Duff’s extensive professional and academic background, she will be able to maintain and increase the company’s competitive edge. Be on the look out for news to follow announcing some of the bold changes that are already being implemented.

1

About Global Vision Holdings Inc.

Headquartered in Irvine, California, Global Vision Holdings Inc. is a diversified financial investment company that evaluates acquisition and investment opportunities. The company has a focus on businesses that are profitable, growing, and environmentally responsible. Global Vision Holdings Inc. uses a superior team of financial research experts and in-house environmentally responsible analysis to make recommendations for strategic acquisitions. For more information, please visit our website at www.globalvisionholdings.net

Cautionary Statement Regarding Forward-Looking Statements

This release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the challenge of managing asset/liability levels; the difficulty of keeping expense growth at modest levels while increasing revenues; unforeseen challenges with respect to product development and the timing thereof; integration efforts relating to our acquisition activities; uncertainties regarding financing efforts which may be undertaken by the Company; and other risks detailed from time to time in the Company's Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Contact Information:

Glen Carnes
Chairman and CEO
Global Vision Holdings, Inc.
714-348-0605
glen.carnes@globalvisionholdings.net

2